As filed with the Securities and Exchange Commission on January 25, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0069030
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5847 San Felipe, Suite 3300	77057
Houston, Texas	(Zip code)
(Address of principal executive offices)

PRIDE INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

W. Gregory Looser
Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057
(Name and address of agent for service)
(713) 789-1400
(Telephone number, including area code,
of agent for service)
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share	Price	Fee
Common Stock, par value $.01 per share(1)	600,000 (2)	$35.03 (3)	$21,018,000 (3)	$2,249

(1)	Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock reported on the New York Stock Exchange on January 19, 2006.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion of Baker Botts L.L.P.
Consent of PricewaterhouseCoopers LLP

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 600,000 shares of Common Stock issuable pursuant to the Pride International, Inc. Employee Stock Purchase Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on May 12, 2005, the stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 500,000 to 1,100,000. The contents of Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-66644-01) relating to the Plan are incorporated by reference into this Registration Statement.

PART II
Item 8. Exhibits
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit		Description

No.

*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride (incorporated by reference to Exhibit 3.2 to the Annual Report of Pride on Form 10-K for the year ended December 31, 2003, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.6	—	Pride International, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to Pride’s Registration Statement on Form S-8, Registration No. 333-06825).

*4.7	—	First Amendment to Pride International, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to Pride’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-13289).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 24, 2006.

PRIDE INTERNATIONAL, INC.

By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

     Each person whose signature appears below appoints Louis A. Raspino and W. Gregory Looser, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2006.

/s/ Louis A. Raspino Louis A. Raspino	President and Chief Executive Officer and Director (Principal Executive and Financial Officer)
/s/ Douglas G. Smith Douglas G. Smith	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ David A.B. Brown David A.B. Brown	Chairman of the Board
/s/ Robert L. Barbanell Robert L. Barbanell	Director
/s/ J.C. Burton J.C. Burton	Director
/s/ Archie W. Dunham Archie W. Dunham	Director
/s/ Francis S. Kalman Francis S. Kalman	Director
/s/ Ralph D. McBride Ralph D. McBride	Director
/s/ David B. Robson David B. Robson	Director

INDEX TO EXHIBITS

Exhibit No.		Description

*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride (incorporated by reference to Exhibit 3.2 to the Annual Report of Pride on Form 10-K for the year ended December 31, 2003, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.6	—	Pride International, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to Pride’s Registration Statement on Form S-8, Registration No. 333-06825).

*4.7	—	First Amendment to Pride International, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to Pride’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-13289).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.

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